Exhibit 99.1

DarkPulse Inc. Announces Plan for an IPO of its Subsidiary, Optilan, on the New York Stock Exchange

NEW YORK, January 6, 2022 DarkPulse Inc. (OTC: DPLS) (“DPLS" or "the Company"), with the full support of its board of directors, today announced its intention to take its wholly-owned subsidiary, Optilan (“Optilan”), public in the U.S. in mid-2022 via an initial public offering (IPO). Management believes the move will unlock the value of Optilan for DarkPulse shareholders by creating a separate publicly traded company and will build on Optilan’s successful track record and serve to expand its markets.

The Company anticipates that Optilan will apply for listing on the New York Stock Exchange ("NYSE") directing towards public offering upon acceptance. The number of shares to be offered and the price range for the proposed offering is yet to be determined; however, the Company plans to list 20% of Optilan shares on the NYSE while retaining 80% ownership. Optilan will remain a subsidiary of DarkPulse and the two companies will continue as strategic partners, collaborating on projects as they pursue the growth of the infrastructure technology (“Infratech”) sector together.

With relatively independent business operations, Optilan is an infratech consulting and solution services provider that covers various technology-driven industries including but not limited to telecommunications, oil and gas, alternative energy, rail solutions, and power. For more than 30 years, Optilan has been enabling its customers to increase operational efficiencies across all these industries with advanced security and communication solutions protecting their customers’ assets. DarkPulse has been and will continue to engage with in-demand technologies such as big data, artificial intelligence (AI), cloud computing, robotics, defense and aerospace, among others. DarkPulse’s main focus will remain on smart infrastructure and, as the world moves toward smart cities, the focus will expand to include the implementation of Global System Dynamics as part of the Company’s SaaS model as it continues to expand its global footprint. Optilan is already on this journey with its fiber-related business helping enable faster connectivity to the web.

“I believe that an IPO would provide the greatest opportunity for Optilan to grow the infratech category, serve its customers, explore its own acquisition strategy, and continue building the best team,” said DarkPulse Chairman and CEO Dennis O’Leary. “Most importantly, this IPO will bring value to DarkPulse’s shareholders as the Company itself also moves towards an up listing on a Senior Exchange. DarkPulse will remain Optilan’s parent company and largest, most important go-to-market and research and development (R&D) partner while giving Optilan greater independence to broaden its base by partnering and building out the entire infratech ecosystem.”

DarkPulse has no intention of spinning off or otherwise divesting its majority ownership interest. A final decision on the IPO and its conditions and ultimate timing is pending and subject to market conditions.

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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Rule 135 Legend

This announcement is being made pursuant to and in accordance with Rule 135 under the Securities Act. As required by Rule 135, this press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Todd McKnight

RedChip Companies

407-571-0904

todd@redchip.com

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